                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


            We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 1998, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the American International Group, Inc. Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ PricewaterhouseCoopers LLP
                                                    PricewaterhouseCoopers LLP

New York, New York
March 10, 1999